                            United States
                  Securities and Exchange Commission
                        Washington, D.C. 20549

                   ________________________________


                               FORM 8-K


                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): May 21, 2001


            ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
       (Exact name of registrant as specified in its charter)


                               Colorado
           (State or other jurisdiction of incorporation)


        000-17325                               58-2429712
(Commission File Number)             (IRS Employer Identification No.)


5444 Westheimer, Suite 1570, Houston, Texas        77056
 (Address of principal executive offices)        (Zip Code)


                            (713) 626-4700
          Registrant's telephone number, including area code


                     5444 Westheimer, Suite 1570
                        Houston, Texas 77056


     (Former Name or Former Address, if changed since last report)

ITEM 5. OTHER EVENTS.

        Environmental Remediation Holding Corp., a Colorado corporation ("ERHC"), and The Democratic Republic of Sao Tome Principe ("DRSTP") have agreed that, should a treaty between The Federal Republic of Nigeria and DRSTP on the joint development of petroleum and other resources in areas of the exclusive economic zone of the two nations become effective (the "Treaty"), a Memorandum Agreement (the "Memorandum Agreement") dated May 21, 2001 between ERHC and DRSTP will then become effective and be in effect through September 30, 2024. Should the Treaty not become effective by May 21, 2003, (i) the Memorandum Agreement will be null and void and (ii) the arbitration proceedings in accordance with the Rules of Arbitration of the United Nations Commission on International Trade Law regarding the agreements described in the following paragraph ("the Current Arbitration") will resume.

        DRSTP and ERHC, together, at certain times, with Procura Financial Consultants, C.C. ("Procura"), entered into various memoranda of agreement, letters and stipulations regarding the evaluation and study of oil, gas and mineral reserves within DRSTP. Those documents include: (i) a Letter of Understanding between DRSTP and ERHC dated May 18, 1997; (ii) a Memorandum of Agreement between DRSTP on the one hand and ERHC/Procura on the other hand dated May 27, 1997; (iii) a Memorandum of Understanding between DRSTP and ERHC dated December 30, 1997; and (iv) a Stipulation by and between DRSTP and ERHC dated November 20, 1997 (documents (i) through (iv) are collectively referred to as the "Original Agreement"). Pursuant to the Memorandum of Agreement, ERHC and DRSTP have agreed to cease the Current Arbitration and amend various terms of the Original Agreement.

        The Memorandum Agreement is set forth in Exhibit 1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The foregoing description of the terms and provisions of the Memorandum Agreement is a summary only, and is qualified in its entirety by reference to such document.

        Pursuant to the Memorandum Agreement, ERHC will (i) relinquish its rights to negotiate on behalf of DRSTP with oil companies the remaining concessions to be leased and developed and the right to receive a 5% override payable by those oil companies for ERHC's services, (ii) assign its 49% ownership in Sao Tome and Principe National Petroleum Company S.A. ("STPetro") to DRSTP and (iii) relinquish its right, through its ownership in STPetro, to a minimum of the four best concessions in the Exclusive Economic Zone (as defined in the Memorandum Agreement) of DRSTP.

        Pursuant to the Memorandum Agreement DRSTP will (i) assign to ERHC 10% of its share of all Profit Oil (as defined in the Memorandum Agreement) received from operations conducted in the Joint Development Zone (as defined in the Memorandum Agreement), (ii) assign to ERHC 5% of its share of all Signature Bonuses (as defined in the Memorandum Agreement) paid by contractors operating within the Joint Development Zone, (iii) grant ERHC the right to receive a 1.5% overriding royalty interest in all the production of crude oil and/or natural gas in the Joint Development Zone, (iv) grant ERHC the option to acquire up to a 15% paid working interest in up to two blocks of ERHC's choice in the Joint Development Zone (this working interest option must be exercised by ERHC prior to the signature of an Exploration and Production Agreement (as defined in the Memorandum Agreement) with an operator), (v) award to ERHC up to two blocks of ERHC's choice in the Exclusive Economic Zone but outside the Joint Development Zone for development (DRSTP will have the prior right to reserve up to a maximum of the first three blocks) and (vi) grant
ERHC the option to acquire up to a 15% paid working interest in up to two blocks of ERHC's choice in the Exclusive Economic Zone but outside the Joint Development Zone (this working interest option must be exercised by ERHC prior to the signature of an Exploration and Production Agreement with an operator).

        In addition, ERHC will pay income tax on net income received from DRSTP obligations under the Memorandum Agreement and ERHC's interest in the Memorandum Agreement is assignable to a subsidiary of ERHC without DRSTP's consent. However, written consent must be obtained if an assignee is not a subsidiary of ERHC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        The following exhibit is filed herewith:

        Exhibit 1. Memorandum of Agreement dated as of May 21, 2001, among The Government of the Democratic Republic of Sao Tome and Principe and Environmental Remediation Holding Corp.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: June 4, 2001

                                        ENVIRONMENTAL REMEDIATION
                                        HOLDING CORPORATION

                                        By /s/ Chude Mba
                                           ----------------------------------
                                           Chude Mba, President



                                        3